UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

BurgerFi International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38417	82-2418815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

U.S. Highway 1 North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

Opes Acquisition Corp. 4218 NE 2nd Avenue, Miami, FL 33137
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K (this “Form 8-K”), including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our disclosure concerning our operations, cash flows and financial position and all other statements that do not relate to historical facts.

Forward-looking statements appear in a number of places in Form 8-K including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BurgerFi” and “Business of BurgerFi.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of BurgerFi and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by BurgerFi and the following:

●	expectations regarding BurgerFi’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and BurgerFi’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the risk that the consummation of the transactions contemplated by the Acquisition Agreement, pursuant to which BurgerFi became a wholly-owned subsidiary of OPES (the “Business Combination”) disrupts the plans and operations of BurgerFi;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the Business Combination;

●	the management and board composition of BurgerFi following the Business Combination;

●	limited liquidity and trading of BurgerFi’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that BurgerFi may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on BurgerFi’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of BurgerFi prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The information contained in this Form 8-K and the documents incorporated herein by reference is current only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

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INTRODUCTORY NOTE

On December 16, 2020 (the “Closing Date”), OPES Acquisition Corp., a Delaware corporation (“OPES”) consummated the previously announced business combination (the “Business Combination”) with BurgerFi International, LLC, a Delaware limited liability company (“BurgerFi LLC”), the members of BurgerFi LLC (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (“BurgerFi Holdings”).

A special meeting was held on December 15, 2020, where the OPES stockholders considered and approved, among other matters, a proposal to adopt that certain membership interest purchase agreement, as amended (the “Acquisition Agreement”) among OPES, BurgerFi LLC, the Members and BurgerFi Holdings, Pursuant to the Acquisition Agreement OPES purchased 100% of the membership interests of BurgerFi LLC from the Members resulting in BurgerFi LLC becoming a wholly owned subsidiary of OPES.

Prior to the Business Combination, OPES was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, OPES ceased to be a “shell company” and will continue the existing business operations of BurgerFi LLC as a publicly traded company and changed its name to “BurgerFi International, Inc.”

BurgerFi is a fast-casual “better burger” concept with approximately 119 franchised and corporate-owned restaurants, renowned for delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment. BurgerFi offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in February 2011 by John Rosatti in sunny Lauderdale-by-the-Sea, Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi has become the go-to burger restaurant for good times, and high-quality food across the United States and beyond. Known for delivering the all-natural burger experience in a fast-casual environment, BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.

The aggregate value of the consideration paid by OPES in the Business Combination (subject to reduction for indemnification claims and potential changes due to a working capital adjustment) was approximately $100 million calculated as follows: (i) $30,000,000 in cash paid to Members, (ii) $20,000,000 paid in 1,886,792 shares of Common Stock to the Members based upon a pre-determined price of $10.60 per share; and (iii) 4,716,981 shares of Common Stock issued to the Members. After the Business Combination, the Members may be entitled to an additional 9,356,459 shares of Common Stock if certain stock price targets are met by BurgerFi following the Business Combination. 943,396 shares of common stock were deposited into an escrow account to satisfy any potential indemnification claims against BurgerFi LLC and the Members brought pursuant to the Acquisition Agreement.

As used in this Form 8-K henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” “Company,” “BurgerFi,” “we,” “us,” and “our” refer to BurgerFi International, Inc., and its subsidiaries at and after the closing of the transactions contemplated in the Acquisition Agreement (the “Closing”), giving effect to the Business Combination.

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated herein by reference.

Registration Rights Agreements

Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those Initial Stockholders who held the 2,875,000 shares of Common Stock issued prior to the IPO (“Founders’ Shares”) issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units Axis Capital Management (our “Initial Sponsor”), the Initial Stockholders, their affiliates, officers, directors or third parties may be issued in payment of working capital loans made to us, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which their shares of Common Stock are to be released from escrow. The holders of a majority of the Private Placement Units and units issued to our Initial Sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We bear the expenses incurred in connection with the filing of any such registration statements.

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On December 16, 2020, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), the holders of Private Placement Units, the holders of our warrants, each entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share (“Warrants”) pursuant to the warrant agreement entered into at the time of the IPO, as well as the Members, Lion Point Capital, LP (“Lion Point”) and Lionheart Equities, LLC, and LH Equities, LLC (“Sponsor”) entered into a new registration rights agreement covering the registration of 28,618,773 shares of Common Stock in the aggregate (the “New Registration Rights Agreement”). BurgerFi is obligated to file a registration statement with the SEC within thirty (30) days after the Closing of the Business Combination to register the shares for resale, which must be effective within 90 calendar days following the filing date, or in the event the registration statement receives a “full review” by the SEC, the 120th calendar date following the filing date. In the event the SEC requires a cutback in the number of shares being registered, the shares will be cut back on a pro rata basis, except that the 5,029,376 shares of Lion Point that are being registered will not be reduced. In addition, Lion Point is entitled to make up to two demands that we register the shares, and all holders have “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The form of the New Registration Rights Agreement is attached as Exhibit C to the Acquisition Agreement.

The New Registration Rights Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the New Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the New Registration Rights Agreement.

Escrow Agreements

IPO Escrow Agreement

In connection with the IPO, our Initial Sponsor and those Initial Stockholders of OPES who held shares prior to the IPO, originally entered into a stock escrow agreement, dated as of March 13, 2018 with Continental Stock Transfer & Trust Company (“Continental”) serving as escrow agent (the “IPO Escrow Agreement”). Pursuant to the terms of the IPO Escrow Agreement, the Initial Stockholders who held shares prior to our initial public offering (the “IPO”) deposited 2,875,000 shares of Common Stock (the “IPO Escrow Shares”) with Continental. The IPO Escrow Shares shall remain in escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination (collectively, the “Escrow Period”). Subsequent to the IPO, the Initial Stockholders transferred 2,847,596 of the IPO Escrow Shares, in the aggregate, to certain of their affiliates and designees. On June 30, 2020, 1,610,000 of the IPO Escrow Shares were transferred to our Sponsor and still remain in the escrow account. Pursuant to the terms of the IPO Escrow Agreement, as the transferee of the IPO Escrow Shares, our Sponsor is bound by the restrictions and other obligations set forth in the IPO Escrow Agreement and the letter agreement with respect to voting for the Business Combination

On December 16, 2020, the IPO Escrow Agreement was amended to remove the stock price condition for release of the IPO Escrow Shares during the Escrow Period (the “Amended IPO Escrow Agreement”). As a result, the IPO Escrow Agreement will terminate and the IPO Escrow Shares will be released upon the earlier of (i) six months after the Closing Date of the Business Combination, and (ii) if, subsequent to the Closing Date, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, the date such transaction is consummated.

The Amended IPO Escrow Agreement is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the IPO Escrow Agreement and the Amended IPO Agreement, as amended, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the IPO Escrow Agreement, filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 15, 2018 in connection with our initial public offering, and the Amended IPO Escrow Agreement, filed with this Form 8-K as Exhibit 10.2.

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Indemnification Escrow Agreement

On December 16, 2020, BurgerFi, the Members, and Continental, entered into a stock escrow agreement (the “Indemnification Escrow Agreement”) for the escrow of 943,396 shares of OPES Common Stock that will be deposited into an escrow account with Continental to satisfy indemnification claims under the Acquisition Agreement for a period of eighteen months after the Closing Date to satisfy any potential indemnification claims against BurgerFi and the Members brought pursuant to the Acquisition Agreement.

The Indemnification Escrow Agreement is filed with this Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Indemnification Escrow Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Indemnification Escrow Agreement.

Director Voting Agreement

On December 16, 2020, we entered into voting agreements with our Sponsor, certain of the Initial Stockholders, the Members, and our officers and directors pursuant to which such stockholders agree to vote all securities of BurgerFi that such stockholder owns from time to time and may vote in the election of BurgerFi’s directors in favor of the BurgerFi Board of Directors for a period of three years after the Closing Date (the “Director Voting Agreement”). The Director Voting Agreement also provides that, if during the term of the agreement, any stockholder who is a party thereto is unable to attend a meeting of BurgerFi’s stockholders in person, at which directors shall be elected to the Board, and such stockholder fails to timely submit a proxy card indicating how such stockholder intends to vote for the directors who are standing for election, the stockholder appoints the Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the stockholder, for the limited purpose of voting in favor of the election of all of the BurgerFi Board of Directors. The Director Voting Agreement shall terminate three years after the Closing Date.

The Director Voting Agreement is filed with this Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Director Voting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Director Voting Agreement.

Lock-Ups

On December 16, 2020, the Members entered into lock-up agreements (the “Lock-Up Agreements”) with BurgerFi pursuant to which the (i) Closing Payment Shares shall be subject to a lock-up until the earlier of (x) six months after the Closing Date of the Business Combination, and (y) if, subsequent to the Closing Date, BurgerFi consummates a liquidation, merger, stock exchange or other similar transaction which results in all of BurgerFi’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, the date such transaction is consummated; and (ii) up to 9,356,459 shares of Common Stock issued as an earnout in accordance with the Acquisition Agreement (the “Earnout Share Consideration”) shall be subject to a lock-up for a period of six months from the date the applicable Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period).

The Lock-Up Agreements are filed with this Form 8-K as Exhibit 10.7 and Exhibit 10.8 and are incorporated herein by reference. The foregoing description of the Lock-Up Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Lock-Up Agreements.

Standstill Letter

On December 16, 2020, the Members and Mr. Sternberg shall each enter into a standstill letter (the “Standstill Letter”), whereby the Members as a group, and Mr. Sternberg individually, each agree to beneficially own no more than forty-nine percent (49%) of OPES Common Stock, at any time before or after the Closing.

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The Standstill Letter is filed with this Form 8-K as Exhibit 10.6 and is incorporated herein by reference. The foregoing description of the Standstill Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Standstill Letter.

Employment Agreements

The Company is party to employment agreements with Mr. Sternberg, its Executive Chairman, and Julio Ramirez, its Chief Executive Officer. The employment agreements are filed with this Form 8-K as Exhibit 10.11 and Exhibit 10.12 and are incorporated herein by reference. The Company will use commercially reasonable efforts to enter into an employment agreement with Mr. Sternberg to serve as Executive Chairman, and employment agreements with each of the following key employees: Julio Ramirez, Chief Executive Officer, Charles Guzzetta, President, Nick Raucci, Chief Operating Officer, Bryan McGuire, Chief Financial Officer, Ross Goldstein, Chief Legal Officer and Paul Griffin, Executive Vice President of Culinary & Procurement.

Consulting Agreement

On December 16, 2020, the Company entered into a Consulting Agreement with Management Enterprises of Hollywood, Inc. (“Consultant”), an affiliate of BurgerFi LLC’s majority shareholder, pursuant to which Consultant will provide consulting services as requested by the Company from the date of the Agreement through December 31, 2020, in exchange for a retainer of $500,000, payable upon execution of the Agreement. This summary is qualified by the consulting agreement, which is filed with this Form 8-K as Exhibit 10.13 and incorporated herein by reference. The services will include general business counsel and guidance, advice and consultation regarding the operations, real estate criteria and selection process of the BurgerFi business, franchising and prospects of the Company, information and guidance regarding the Company’s personnel, customers and customer opportunities and guidance regarding the transition of the business to the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

THE BUSINESS COMBINATION AND RELATED TRANSACTIONS

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material terms and conditions of the Acquisition Agreement and its related agreements are described on pages 59 to 66 of OPES’s Definitive Proxy Statement in the section entitled “The Acquisition Agreement,” which is incorporated herein by reference.

BUSINESS

The business of the Company after the Business Combination is described in the Definitive Proxy Statement in the section entitled “Business of BurgerFi” beginning on page 79, and that information is incorporated herein by reference.

RISK FACTORS

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the section entitled “Risk Factors” beginning on page 17 and are incorporated herein by reference.

SELECTED FINANCIAL DATA

The disclosure contained in the Definitive Proxy Statement in the section entitled “Selected Historical Consolidated Financial Statements of BurgerFi International, LLC” beginning on page 97 is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The disclosure contained in the Definitive Proxy Statement in the section entitled “Management’s Discussion And Analysis of Financial Condition And Results of Operations of BurgerFi International, LLC” beginning on page 98 is incorporated herein by reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Closing Date, based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our executive officers and directors that beneficially owns our Common Stock; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. As of the Closing, we had 17,441,864 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg(1)	2,469,341	15.3%
Julio Ramirez	0	%
Charles Guzzetta	0	%
Ross Goldstein	0	%
Bryan McGuire	0	%
Nick Raucci	0	%
AJ Acker(3)	650,377	3.7%
Steven Berrard	0	%
Gregory Mann	0	%
Allison Greenfield	14,616	* %
All directors and executive officers as a group (10 individuals)	3,506,993	18.9%

Greater than 5% Beneficial Owners
Lionheart Equities, LLC(2)	1,000,000	5.4%
LH Equities, LLC(5)	1,319,341	7.6%
The John Rosatti Revocable Trust Dated 8/27/2001(4)	5,853,396	33.6%
Lion Point Capital, LP(6)	2,745,938	9.99%

*	Less than one percent.

(1)	Includes (i) 150,000 shares of common stock and 150,000 shares of common stock underlying warrants owned directly by Lionheart Equities, LLC, (ii) 1,000,000 shares of common stock underlying warrants owned by Lionheart Equities, LLC and (iii) 1,319,341 shares of common stock owned by LH Equities, LLC.

(2)	Represents 1,000,000 shares of common stock underlying warrants held by Lionheart Equities. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the shares. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137.

(3)	Represents shares of Common Stock acquired in connection with the Business Combination. The business address for The Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 is c/o 280 N. Compass Drive, Ft. Lauderdale, FL 33308. A.J. Acker, as the trustee, has voting and dispositive power over the shares.

(4)	Represents shares of Common Stock acquired in connection with the Business Combination. The business address for The John Rosatti Revocable Trust Dated 8/27/2001 is c/o 101 US Highway 1, North Palm Beach, FL 33408. John Rosatti, as the trustee, has voting and dispositive power over the shares.

(5)	Shares of common stock held by LH Equities, LLC. Lionheart Equities is the majority holder of the interests in LH Equities, LLC. Mr. Sternberg, as manager of Lionheart Equities, has sole voting control over the shares and shares dispositive control over the shares with the Domus Family Limited Liability Partnership, which owns interests in LH Equities, LLC. The business address for LH Equities, LLC is c/o Lionheart Equities, LLC, 4218 NE 2nd Avenue, Miami, FL 33137.

(6)	Shares of common stock held by Lion Point Capital, LP. The business address of Lion Point is 250 West 55th Street, 33rd Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client. Lion Point Holdings is the general partner of Lion Point. Mr. Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information included in this footnote is derived from a Schedule 13G filed on August 13, 2020.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Following the Closing, the Board of Directors was reconstituted and is comprised of five members. We believe it is in the best interests of the Company and its stockholders for the Board of Directors to continue to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms.

Class A directors shall serve until 2023, Class B directors shall serve until 2021 and Class C directors shall serve until 2022.

The Company’s directors and executive officers are:

Name	Age	Class	Position
Ophir Sternberg	50	C	Executive Chairman of the Board
Julio Ramirez	66	N/A	Chief Executive Officer
Charles Guzzetta	30	N/A	President
Bryan McGuire	55	N/A	Chief Financial Officer
Ross Goldstein	46	N/A	Chief Legal Officer
Nick Raucci	46	N/A	Chief Operating Officer
AJ (Andrea) Acker	77	A	Director
Steven Berrard	66	B	Director
Gregory Mann	49	A	Director
Allison Greenfield	48	B	Director

The following sets forth certain information with respect to our executive officers and directors.

Ophir Sternberg is the Company’s Executive Chairman, having served as a member of our Board of Directors since October 2019, Chairman since April 2020, and Chief Executive Officer since June 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, LLC, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University. We believe Mr. Sternberg is well-qualified to serve on our board of directors due to his business experience and contacts and relationships.

Julio Ramirez served as Chief Executive Officer of BurgerFi LLC and will continue to serve in that role in the Company. Mr. Ramirez was just recently hired on October 16, 2020. Mr. Ramirez has over 40 years of experience in the multi-unit restaurant industry. Mr. Ramirez founded JEM Global, Inc., (“JEM”) a company specializing in assisting QSR and fast casual brands’ with franchising and development efforts domestically and internationally. Though JEM, he consulted Dunkin Brands on its Brazil entry strategy and Buffalo Wings and Rings on its Mexico development strategy. He was also co-owner of Giordino Gourmet Salads, South Florida’s premier fast-casual concept, helping to grow the brand in Miami, Fort Lauderdale and Naples, Florida. Prior to JEM, Mr. Ramirez was with Burger King Corporation for over 25 years. In his role at Burger King, he introduced the brand in over 10 countries throughout Latin America, effectively establishing the supply chain, selecting outstanding franchisees, and building successful teams in several Central and South American countries. Mr. Ramirez holds an MBA from the University of Georgia. He has also completed the Advanced Management Program from the Wharton School of Business at the University of Pennsylvania. He served as an Executive Board Member of the United Way of Miami-Dade County, was a founding member of the BurgerKing “Have it Your Way” Foundation and is currently a member of the prestigious Orange Bowl Committee. Mr. Ramirez was an external director at Grupo Intur – the largest franchisee of American QSR brands in Central America with over 200 locations of 8 different brands across several nations.

Charles Guzzetta served as President of BurgerFi LLC and will continue to serve in that role in the Company. Mr. Guzzetta has been with BurgerFi since 2013 and for the past seven years he has worked just about every role within the BurgerFi organization including operations, communications, marketing, new restaurant openings, and franchise development. Combining his experience in each aspect of BurgerFi’s business, Mr. Guzzetta has been integral in growing the company from a 20-restaurant regional chain to a nearly 133-restaurant international brand. In his role as President, Mr. Guzzetta is responsible for the oversight of all brand and development activities as well as the strategic execution of the company’s purpose of redefining the way the world eats burgers. Mr. Guzzetta graduated Hofstra University’s Zarb School of Business, where he earned a Bachelor of Business Administration (BBA) in Management and Finance.

Bryan McGuire served as the Chief Financial Officer of BurgerFi LLC and will continue to serve in that role in the Company. He has over 25 years of experience in executive finance, specializing in growing restaurant companies. From 2006 to 2020, Mr. McGuire was a founder and partner in Quantum Peak Consulting LLC, a boutique business consulting firm based in Tampa, FL specializing in business planning for high growth multi-unit restaurant companies and SEC reporting for public entities. From 2000 to 2006, Mr. McGuire was the Chief Financial Officer for Ker’s WingHouse where revenue grew from $12,000,000 to $50,000,000. From 1997 to 2000, he was Vice President of Finance & IT for Hops Restaurant Bar & Brewery, an 80-unit chain based in Tampa, FL. Prior to that, he was Controller with Cucina! Cucina! based in Seattle, a high-growth, multi-unit Italian restaurant chain. From 1991 to 1995, he was with Checker’s Drive-in Restaurants. Experience at Checkers included an IPO, a secondary public offering, all SEC compliance and reporting, and growth from 103 restaurants to over 550. Mr. McGuire began his career in 1987 in public accounting with Concannon Miller & Company and Cherry Bekaert& Holland, CPA’s. Mr. McGuire earned his B.S. in Accounting from the Fisher School of Accounting at the University of Florida, and his CPA in Florida in June 1990.

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Ross Goldstein served as the Chief Legal Officer of BurgerFi LLC since 2012 and will continue to serve in that role in the Company, assisting in the company’s growth from approximately 10 units to over 120, in 20+ states and three countries. He has over 20 years of legal experience, specializing in franchising, real estate, general corporate and business transactions. At BurgerFi, Mr. Goldstein focuses on the negotiation, drafting and execution of all franchise agreements and real estate leases, drafting and filing the Franchise Disclosure Document and any amendments in all registration states, and mergers, acquisitions, joint ventures and other business combinations. Prior to that, from 2009 to 2012, Mr. Goldstein was the General Counsel for The Learning Experience, LLC, a fast-growing childcare franchise, and before that, from 2007 to 2009, he was the Associate General Counsel for Dycom Industries, Inc., a public telecommunications company. Prior to going in-house, from 2005 to 2007, Mr. Goldstein was a Senior Associate at the law firm of Nason Yeager Gerson Harris & Fumero P.A. Mr. Goldstein holds a J.D. from the Seton Hall University School of Law and a B.A. from Gettysburg College, where he played varsity baseball.

Nick Raucci served, since 2015, as the Executive Vice President of Operations and Chief Operating Officer of BurgerFi LLC and will continue to serve in that role in the Company. He has over 25 years’ experience in restaurant operations specializing in growing restaurant companies. From 2002 to 2008, Mr. Raucci Served as General Manager and Regional Director of Operations for the Atlanta based casual dining restaurant, Ted’s Montana Grill, founded by media mogul Ted Turner and restaurateur George McKerrow Jr. as a for-profit effort to stop the extinction of the American Bison. The restaurants are built with sustainable materials and feature Bison certified by the National Bison Association. From 2008 to 2015, Mr. Raucci was a part of Five Guys Burgers and Fries, founded by the Murrell family in 1986 in Arlington Virginia, national expansion on both the franchise and corporate side of the business as a multi-unit operations leader and regional vice president where the company reached a billion dollars in revenue. Mr. Raucci is a graduate of Johnson and Wales University, the world’s largest food service educator known for its culinary arts program, but first founded as a business and hospitality school.

AJ (Andrea) Acker, a member of BurgerFi LLC until the Business Combination, Ms. Acker joined Sleepy’s International in 1980 to help provide leadership and invaluable guidance in the business profession. Ms. Acker helped expand the business to over a thousand retail stores in several states along with multiple company distribution centers. She was also instrumental in improving the company’s sales operations. Ms. Acker helped create advertising campaigns, along with buying and merchandising initiatives. As Co-Owner and President of Sleepy’s, Ms. Acker helped grow the business organically making several acquisitions and improving annual sales, making it the leader in the industry for several years. This growth and success led to the business being sold to Mattress Firm in 2016.

Steven Berrard is a co-founder of e-commerce company RumbleOn Inc. and has served as its Chief Financial Officer since 2017 and has been a member of its Board of Directors since 2016. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, the world’s largest video store operator at the time. Mr. Berrard served as Chairman of Board of Jamba, Inc. from 2005 to 2007 and as its Chief Executive Officer from 2005 to 2006. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating in Charleston, SC. He has previously served on the Boards of Directors of Swisher Hygiene Inc., Walter Investment Management Corp., Jamba, Inc., Viacom, Inc., Birmingham Steel, HealthSouth and Boca Resorts, Inc. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

Gregory Mann has served Hydrus Technology as a Board Member and in a variety of advising, consulting, leadership, and managerial roles where he developed the firm’s commercialization and go to market (GTM) strategy that led to the company’s first long-term commercial contract from January 2019 to June 2020. Prior to Hydrus, from March 2017 to November 2018, Mr. Mann created a stand-alone P&L division at Catalina Marketing as President of Emerging Brands where he architected and implemented a new three-year business strategy that included the launch of new data and marketing services which significantly increased new client deal size and improved client retention. Mr. Mann also developed and drove the vision and general management for the newly founded Emerging Brands division focused on thousands of consumer-packaged goods (CPG) companies. Prior to Catalina, from May 2014 to October 2016, Mr. Mann worked as the Chief Marketing Officer for LoopPay where he was part of the founding team which was then acquired by Samsung in order to develop and launch Samsung Pay. Mr. Mann holds an MBA from the Wharton School of Business and a Master’s Degree in International Studies from the University of Pennsylvania’s Lauder Institute. We believe that Mr. Mann’s experience as an entrepreneurial executive and corporate innovator that has built and led established startup, turnaround, and hyper-growth companies and divisions globally will be a valuable asset to the Post-Closing Company Board of Directors.

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Allison Greenfield has served as a member of the Company’s Board of Directors since August 2020. Ms. Greenfield has over two decades of experience in real estate development. Ms. Greenfield has been a partner of Lionheart Capital, LLC, since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital, LLC, she has been responsible for the successful acquisition, development, and repositioning of real estate assets around the world. Prior to her tenure at Lionheart Capital, LLC, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University.

Director Independence

Three members of the Board of Directors, Steven Berrard, Gregory Mann, and Allison Greenfield qualify as “independent directors” within the meaning of the independent director guidelines of The Nasdaq Stock Market LLC and applicable SEC rules.

Committees of the Board of Directors

Audit Committee

Mr. Berrard, Mr. Mann, and Ms. Greenfield serve on the Audit Committee. Mr. Berrard qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and serves as Chairman of the Audit Committee. The OPES Audit Committee Charter, as amended, continues as the Audit Committee Charter for the Company.

Compensation Committee

Ms. Greenfield, Mr. Mann, and Mr. Berrard serve on the Compensation Committee. Ms. Greenfield serves as the Chairperson of the Compensation Committee. The OPES Compensation Committee Charter, as amended, continues as the Compensation Committee Charter for the Company.

Nominating Committee

Ms. Greenfield, Mr. Mann, and Mr. Berrard serve on the Nominating Committee. Ms. Greenfield serves as the Chairperson of the Nominating Committee. The OPES Nominating Committee Charter, as amended, continues as the Nominating Committee Charter for the Company.

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EXECUTIVE COMPENSATION

The disclosure contained in the Definitive Proxy Statement in the section entitled “Compensation of Executive Officers of BurgerFi” beginning on page 136 is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain transactions of OPES and BurgerFi are described in the Definitive Proxy Statement in the section entitled “Related Party Transactions” beginning on page 139 and are incorporated herein by reference.

DESCRIPTION OF SECURITIES

The disclosure contained in the Definitive Proxy Statement in the section entitled “Description of OPES’s Securities” beginning on page 142 is incorporated herein by reference.

LEGAL PROCEEDINGS

From time to time, the Company may be involved in various claims and legal proceedings arising in the ordinary course of business. Neither the Company nor BurgerFi LLC is currently a party to any such claims or proceedings which, if decided adversely to the Company or BurgerFi LLC, would either, individually or in the aggregate, have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful

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(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“Indemnification. The Corporation shall indemnify, to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, any director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Paragraph B shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article EIGHTH or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or to advancement of expenses, the Corporation shall not be obligated to indemnify or advance expenses to any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.”

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 above is incorporated in this Item 3.02 by reference. The [4,616,981] shares of Common Stock issued pursuant to the Acquisition Agreement were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act. The Members of BurgerFi LLC receiving the shares of Common Stock represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Company and BurgerFi LLC.

In a private placement that occurred concurrently with Business Combination, we also issued 2,000,000 shares of Common Stock and 2,000,000 Warrants to Lion Point and 1,150,000 shares of Common Stock and 1,150,000 Warrants to Lionheart Equities, LLC (“Lionheart,” and together with Lion Point, the “Lionheart Entities”). The Lionheart Entities receiving the shares of Common Stock represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Company and BurgerFi LLC.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 22, 2020, the audit committee of BurgerFi International, Inc.’s board of directors dismissed Marcum, LLP (“Marcum”), Opes Acquisition Corp.’s independent registered public accounting firm prior to the Business Combination, as BurgerFi International, Inc.’s Independent Registered public accounting firm.

The reports of Marcum on the financial statements of Opes Acquisition Corp. for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles, except for an explanatory paragraph in such reports regarding substantial doubt about Opes Acquisition Corp.’s ability to continue as a going concern.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through December 22, 2020, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the above disclosures, and Marcum has furnished the Company with a letter addressed to the SEC stating that it agrees with the statements set forth above. A copy of Marcum’s letter, dated December 22, 2020, is filed as Exhibit 16.1 to this Form 8-K.

On December 16, 2020, in connection with the consummation of the Business Combination, the Board of Directors approved the appointment of BDO USA, LLP, (“BDO”) as the Company’s independent registered accounting firm. BDO served as BurgerFi’s independent registered public accounting firm prior to the Business Combination.

During the two most recent fiscal years ended December 31, 2019 and 2018 and during the subsequent interim period through December 16, 2020 neither the Company nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Three incumbent directors of OPES, David Brain, James Anderson, and Martha (Stormy) L. Byorum, resigned from the Board of Directors upon closing of the Business Combination. Our Board of Directors currently consists of two existing OPES directors, Mr. Ophir Sternberg and Ms. Allison Greenfield and three newly appointed directors, AJ (Andrea) Acker, Steven Berrard and Gregory Mann. One incumbent officer of OPES, José Luis Córdova Vera, the Chief Financial Officer, resigned from the Company upon closing of the Business Combination.

On December 15, 2020, in connection with the Business Combination, the Company adopted the 2020 Omnibus Equity Incentive Plan. The disclosure contained in the Definitive Proxy Statement in the section entitled “Proposal #3: Incentive Plan Proposal: Approval of the 2020 Omnibus Equity Incentive Plan” beginning on page 69 is incorporated herein by reference.

The Company is not party to any employment agreements with its executive officers. The Company will use commercially reasonable efforts to enter into an employment agreement with Mr. Sternberg to serve as Executive Chairman, and employment agreements with each of the following key employees: Julio Ramirez, Chief Executive Officer, Charles Guzzetta, President, Nick Raucci, Chief Operating Officer, Bryan McGuire, Chief Financial Officer, Ross Goldstein, Chief Legal Officer and Paul Griffin, Executive Vice President of Culinary & Procurement.

The information contained in Item 2.01 to this Form 8-K is also incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2020, in connection with the Business Combination, the Company amended and restated its Certificate of Incorporation to (i) change the name of the corporation from “OPES Acquisition Corp.” to “BurgerFi International, Inc.” in connection with the completion of the Business Combination, (ii) include the rights of the holders of OPES common stock to receive dividends, (iii) remove the provisions in Article SIXTH relating to consummation of a business combination, which is no longer relevant after the consummation of the Business Combination, (iv) clarify the Company’s indemnification obligations to its officers, directors; (v) include a new provision with respect to stockholder meetings, the process for advance notice of proposals to be brought by stockholders, and to include that any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors, or stockholders or class of stockholders and the Company whenever a compromise or arrangement has been reached and such compromise, subject to approval by a majority in number representing 75% in value of the creditors or class of creditors, or stockholders or class of stockholders, shall be binding upon such creditors or class of creditors, or stockholders or class of stockholders and the Company, (vi) include a provision with respect to the vote required to amend the Amended and Restated Certificate of Incorporation, and (vii) include a provision with respect to the vote required to amend the Amended and Restated Bylaws.

The Company is not required to file a transition report on Form 10-KT and plans to report the financial results of the combined company for the fiscal year ended December 31, 2020 on an annual report on Form 10-K.

Item 5.06. Change in Shell Company Status.

On December 16, 2020, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of OPES’s Certificate of Incorporation, as amended and restated, the Company ceased to be a shell company. The material terms of the Business Combination are described in the Definitive Proxy Statement in the section entitled “Proposal 1: Business Combination Proposal: Approval of the Business Combination” beginning on page 47, which is incorporated herein by reference.

Item 8.01 Other Events.

On December 17, 2020, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

In accordance with Item 9.01(a), BurgerFi International LLC’s audited financial statements for the years ended December 31, 2019 and 2018 and BurgerFi International LLC’s unaudited interim financial statements for the periods ended September 30, 2020 and September 30, 2019 are attached to this Form 8-K as Exhibit 99.2.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), Unaudited pro forma condensed combined financial information, Unaudited pro forma condensed combined balance sheet as at September 30, 2020, Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019, and Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020, are attached to this Form 8-K as Exhibit 99.3.

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(c)	Exhibits

Exhibit	Description
2.1	Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 30, 2020)
2.2	Amendment Agreement to the Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 1, 2020)
3.1	Amended and Restated Certificate of Incorporation of the Company, effective on December 16, 2020
3.2	Amended and Restated Bylaws of the Company, effective as of December 16, 2020
10.1	Registration Rights Agreement dated December 16, 2020
10.2	Amendment to IPO Escrow Agreement dated December 16, 2020
10.3	Indemnification Escrow Agreement dated December 16, 2020
10.4	Director Voting Agreement dated December 16, 2020
10.5**	2020 Omnibus Equity Incentive Plan
10.6	Standstill Letter
10.7	Lock-up Agreement – Andrea Acker
10.8	Lock-up Agreement - BurgerFi
10.9	Loan Agreement dated July 13, 2018 between BurgerFi International, LLC and Bank of America, N.A., as amended by the Amendment No. 1 to Loan Agreement dated October 31, 2019
10.10	Form of Franchise Agreement
10.11	Employment Agreement with Mr. Sternberg
10.12	Employment Agreement with Mr. Ramirez
10.13	Consulting Agreement
16.1	Letter from Marcum, LLP
17.1	Resignation of James Anderson
17.2	Resignation of David Brain
17.3	Resignation of Martha (Stormy) L. Byorum
17.4	Resignation of Jose Luis Cordova
21.1	Subsidiaries of Registrant
99.1	Press Release dated December 17, 2020
99.2	Audited and Unaudited Interim Financial Statements of BurgerFi International, LLC
99.3	Pro forma financial information

*	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
**	Indicates a management contract or a compensatory plan or agreement.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGERFI INTERNATIONAL, INC.

December 22, 2020	By:	/s/ Ophir Sternberg
		Name:	Ophir Sternberg
		Title:	Executive Chairman of the Board

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